 Exhibit 99.1

Cryoport Reports First Quarter 2024 Financial Results

▪	Q1 2024 revenue of $54.6 million

▪	9% year-over-year increase in Commercial Cell & Gene Therapy revenue

▪	9% year-over-year increase in BioStorage/BioServices revenue

▪	A total of 675 global clinical trials supported as of March 31, 2024

▪	$242 - $252 million full year 2024 revenue guidance reiterated

NASHVILLE, Tennessee, May 7, 2024, - Cryoport, Inc. (NASDAQ: CYRX) (Cryoport), a global leader in supply chain solutions for the life sciences, today announced financial results for the three months ended March 31 (Q1), 2024. Jerrell Shelton, CEO of Cryoport, commented, “For the first quarter, we continued to experience a difficult environment globally. Our quarterly results were disappointing, particularly for our Life Sciences Products. However, as stated when we initially provided our annual guidance, we anticipate our revenue will progressively improve throughout the year and we maintain our full year revenue guidance of $242 to $252 million.

“Our Life Sciences Services revenue growth for the first quarter was softer than anticipated, increasing 3% year-over-year. We believe there is a bright spot however, as the Cell & Gene Therapy market seems to be gaining some momentum again: three (3) new therapies have been approved this year to date; three (3) existing commercial therapies were approved to move to an earlier line of treatment; and two (2) therapies were approved to expand their label or geographic territory. With the expected revenue ramps of existing and new commercial therapies, we should see revenue acceleration from our Cell & Gene Therapy clients over the remainder of the year. Our outlook regarding regulatory approvals for the rest of the year is positive as we believe there are potentially five (5) new therapy approvals and three (3) additional label or geographic expansions for other currently approved therapies.

“First quarter Life Sciences Products revenue was lower than in prior years, largely due to decreased demand for MVE Biological Solutions’ (MVE) cryogenic systems. This was attributable to a continued slowdown in capital equipment investment that began last year. Although global in nature, the most severe pullback in demand continues to be in China. While we expect MVE’s cryogenic system sales to be challenged throughout the remainder of the year as biotech funding, government budgets, and academic budgets are constrained, we want to remind investors that even in this difficult climate, MVE continues to produce positive cash flow for our company. MVE is the leading manufacturer of cryogenic systems worldwide and we are confident in the long-term prospects of our Life Sciences Products business. When demand normalizes, as we anticipate it will, we believe that we will benefit from our position as the global leader in this space.

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“Based on our clients’ forecasts and fueled by the aforementioned industry indicators for Cell & Gene Therapies, we continue to invest to expand our support of these life-saving treatments at scale. However, in light of the current macroeconomic challenges and the impact on our financial results, we are implementing a number of initiatives to drive toward positive adjusted EBITDA and cash flow in the near term. These include improved alignment of our global organization, reduction in our work force, leveraging lower cost shared services centers, refining and reprioritizing planned initiatives, and delays in capital spending as a result of reprioritization, all of which we expect should positively impact our results of operations for the second half of 2024,” concluded Mr. Shelton.

In tabular form, Q1 2024 revenue compared to Q1 2023 was as follows:

Cryoport, Inc. and Subsidiaries
Revenue
(unaudited)
	Three Months Ended March 31,
(in thousands)	2024	2023	% Change
Life Sciences Services	$36,786	$35,836	3%
BioLogistics Solutions	33,258	32,604	2%
BioStorage/BioServices	3,528	3,232	9%
Life Sciences Products	$17,806	$26,981	-34%
Total Revenue	$54,592	$62,817	-13%

Revenue from the support of commercial Cell & Gene Therapies increased 9% year-over-year with two new therapies receiving approval during Q1 2024, bringing our current total commercial count to fourteen (14) as of March 31, 2024. Subsequent to quarter-end, in April the United States Food and Drug Administration (FDA) approved ImmunityBio's Anktiva for BCG-unresponsive non-muscle invasive bladder cancer, which is a Cryoport-supported therapy. This brings our number of commercial therapies supported to fifteen (15) as of May 7, 2024.

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As of March 31, 2024, Cryoport supported a total of 675 global clinical trials, a net increase of 23 clinical trials over March 31, 2023 with 77 of these clinical trials in Phase 3 . The number of trials by phase and region are as follows:

During the remainder of 2024, we anticipate up to an additional sixteen (16) application filings, and as stated earlier, five (5) new therapy approvals and an additional three (3) label/geographic expansions.

Financial Highlights

Revenue

•	Total revenue for Q1 2024 was $54.6 million compared to $62.8 million for Q1 2023, a year-over-year decrease of 13% or $8.2 million. Life Sciences Services revenue for Q1 2024 was $36.8 million, up 3% year-over-year, including BioStorage/BioServices revenue of $3.5 million, up 9% year-over-year. Life Sciences Products revenue for Q1 2024 was $17.8 million, down 34% year-over-year.

Gross Margin

•	Total gross margin was 39.9% for Q1 2024 compared to 43.1% for Q1 2023. Gross margin for Life Sciences Services was 41.3% for Q1 2024 compared to 46.8% for Q1 2023. Gross margin for Life Sciences Products was 37.0% for Q1 2024 compared to 38.2% for Q1 2023.

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Operating Costs and Expenses

•	Operating costs and expenses were $43.1 million for Q1 2024 compared to operating costs and expenses of $37.1 million for Q1 2023. The increase is primarily attributable to personnel and other expenses related to our recent acquisitions and investment in growth initiatives, including our IntegricellTM cryo-processing platform and BioServices offerings.

Net Loss

•	Net loss for Q1 2024 was $18.9 million compared to a net loss of $5.6 million for Q1 2023.

•	Net loss attributable to common stockholders was $20.9 million, or $0.43 per share for Q1 2024. This compares to a net loss attributable to common stockholders of $7.6 million, or $0.16 per share for Q1 2023.

Adjusted EBITDA

•	Adjusted EBITDA was a negative $7.7 million for Q1 2024, compared to $2.9 million for Q1 2023.

Cash, Cash equivalents, and Short-Term Investments

•	Cryoport held $448.5 million in cash, cash equivalents, and short-term investments as of March 31, 2024.

Note: All reconciliations of GAAP to adjusted (non-GAAP) figures above are detailed in the reconciliation tables included later in the press release.

Outlook

The Company is reiterating its full year 2024 revenue guidance of $242 - $252 million and continues to expect revenue to improve progressively throughout the year. The Company's 2024 guidance is dependent on its current business and expectations, which may be further impacted by, among other things, factors that are outside of our control, such as the global macroeconomic and geopolitical environment, supply chain constraints, inflationary pressures, and the effects of foreign currency fluctuations, as well as the other factors described in the Company's filings with the Securities and Exchange Commission ("SEC"), including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC.

Additional Information

Further information on Cryoport’s financial results is included in the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024, which is expected to be filed with the SEC on May 7, 2024. Additionally, the full report will be available in the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoportinc.com.

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Earnings Conference Call Information

IMPORTANT INFORMATION: In addition to the earnings release, a document titled “Cryoport First Quarter 2024 in Review”, providing a review of Cryoport’s financial and operational performance and a general business update, will be issued at 4:05 p.m. ET on Tuesday, May 7, 2024. The document is designed to be read in advance of the questions and answers conference call and will be accessible at https://ir.cryoportinc.com/news-events/ir-calendar.

Cryoport management will host a conference call at 5:00 p.m. ET on May 7, 2024. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results. A slide deck will accompany the call.

Conference Call Information

Date:	Tuesday, May 7, 2024
Time:	5:00 p.m. ET
Dial-in numbers:	1-888-886-7786 (U.S.), 1-416-764-8658 (International)
Confirmation code:	Request the “Cryoport Call” or Conference ID: 15315763
Live webcast:	‘Investor Relations’ section at www.cryoportinc.com or click here. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

The questions and answers call will be recorded and available approximately three hours after completion of the live event in the Investor Relations section of the Company's website at www.cryoportinc.com for a limited time. To access the replay of the questions and answers click here. A dial-in replay of the call will also be available to those interested, until May 14, 2024. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (International) and enter replay entry code: 15315763#.

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About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX), is a global leader in supply chain solutions for cell & gene therapies that enable manufacturers, contract manufacturers (CDMO’s), contract research organizations (CRO’s), developers, and researchers to carry out their respective business with certainty. We provide a broad array of supply chain solutions for the life sciences industry. Through our platform of critical products and solutions including advanced temperature-controlled packaging, informatics, specialized bio-logistics services, bio-storage, bio-services, and cryogenic systems, we are “Enabling the Future of MedicineTM” worldwide, through our innovative systems, compliant procedures, and agile approach to superior supply chain management.

Our corporate headquarters, located in Nashville, Tennessee, is complimented by over 50 global locations in 17 countries, with key sites in the United States, United Kingdom, France, the Netherlands, Portugal, Germany, Japan, Australia, India, and China.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at www.twitter.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company's industry, business, long-term growth prospects, plans, strategies, acquisitions, future financial results and financial condition, such as the Company's outlook and guidance for full year 2024 revenue and the related assumptions and factors expected to drive revenue, projected growth trends in the markets in which the Company operates, the Company's plans and expectations regarding the launch of new products and services, such as the expected timing and benefits of such products and services launches, the Company’s expectations about future benefits of its acquisitions, and anticipated regulatory filings, approvals, label/geographic expansions or moves to earlier lines of treatment approved with respect to the products of the Company's clients. Forward-looking statements also include those related to the Company’s anticipation that its revenue will progressively improve throughout the year, including anticipated acceleration of revenue from the Company’s Cell & Gene Therapy clients, the Company’s expectations that MVE’s cryogenic system sales will be challenged throughout the remainder of the year, the Company’s expectations of the long-term prospects of its Life Sciences Products business, including the anticipation of demand normalizing, which would allow the Company to benefit from its position as the global leader in this space, and the Company’s planned initiatives to drive toward positive adjusted EBITDA and cash flow in the near term, which it expects should positively impact its results of operations for the second half of 2024. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, the effects of foreign currency fluctuations, trends in the products markets, variations in the Company's cash flow, market acceptance risks, and technical development risks. The Company's business could be affected by other factors discussed in the Company's SEC reports, including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com

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Cryoport, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
	Three Months Ended March 31, (unaudited)
(in thousands, except share and per share data)	2024	2023
Revenue:
Life Sciences Services revenue	$36,786	$35,836
Life Sciences Products revenue	17,806	26,981
Total revenue	54,592	62,817
Cost of revenue:
Cost of services revenue	21,602	19,076
Cost of products revenue	11,215	16,669
Total cost of revenue	32,817	35,745
Gross margin	21,775	27,072
Operating costs and expenses:
Selling, general and administrative	38,304	33,241
Engineering and development	4,752	3,876
Total operating costs and expenses:	43,056	37,117
Loss from operations	(21,281)	(10,045)
Other income (expense):
Investment income	2,600	2,467
Interest expense	(1,338)	(1,509)
Other income, net	1,339	4,005
Loss before provision for income taxes	(18,680)	(5,082)
Provision for income taxes	(215)	(492)
Net loss	$(18,895)	$(5,574)
Paid-in-kind dividend on Series C convertible preferred stock	(2,000)	(2,000)
Net loss attributable to common stockholders	$(20,895)	$(7,574)
Net loss per share attributable to common stockholders - basic and diluted	$(0.43)	$(0.16)
Weighted average common shares outstanding - basic and diluted	49,019,964	48,362,501

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Cryoport, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
	March 31,	December 31,
	2024	2023
(in thousands)	(unaudited)
Current assets:
Cash and cash equivalents	$49,663	$46,346
Short-term investments	398,881	410,409
Accounts receivable, net	41,253	42,074
Inventories	25,020	26,206
Prepaid expenses and other current assets	10,887	10,077
Total current assets	525,704	535,112
Property and equipment, net	86,008	84,858
Operating lease right-of-use assets	31,029	32,653
Intangible assets, net	190,088	194,382
Goodwill	107,588	108,403
Deposits	1,674	1,680
Deferred tax assets	758	656
Total assets	$942,849	$957,744

Current liabilities:
Accounts payable and other accrued expenses	$27,376	$26,995
Accrued compensation and related expenses	14,062	11,409
Deferred revenue	1,777	1,308
Current portion of operating lease liabilities	5,356	5,371
Current portion of finance lease liabilities	301	286
Current portion of notes payable	110	149
Current portion of contingent consideration	-	92
Total current liabilities	48,982	45,610
Convertible senior notes, net	379,153	378,553
Notes payable, net	1,305	1,335
Operating lease liabilities, net	27,798	29,355
Finance lease liabilities, net	916	954
Deferred tax liabilities	2,414	2,816
Other long-term liabilities	312	601
Contingent consideration, net	9,779	9,497
Total liabilities	470,659	468,721
Total stockholders' equity	472,190	489,023
Total liabilities and stockholders' equity	$942,849	$957,744

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Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance as defined in Regulation G of the Securities Exchange Act of 1934 are included in this release: revenue at constant currency, revenue growth rate at constant currency and adjusted EBITDA. Non-GAAP financial measures are not calculated in accordance with GAAP, are not based on any comprehensive set of accounting rules or principles and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures, including revenue at constant currency, revenue growth rate at constant currency and adjusted EBITDA, should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

We believe that revenue growth is a key indicator of how Cryoport is progressing from period to period and we believe that the non-GAAP financial measures, revenue at constant currency and revenue growth rate at constant currency, are useful to investors in analyzing the underlying trends in revenue. Under GAAP, revenue received in local (non-U.S. dollar) currency is translated into U.S. dollars at the average exchange rate for the period presented. As a result, fluctuations in foreign currency exchange rates affect the results of our operations and the value of our foreign assets and liabilities, which in turn may adversely affect results of operations and cash flows and the comparability of period-to-period results of operations. When we use the term “constant currency,” it means that we have translated local currency revenue for the current reporting period into U.S. dollars using the same average foreign currency exchange rates for the conversion of revenue into U.S. dollars that we used to translate local currency revenue for the comparable reporting period of the prior year. Revenue growth rate at constant currency refers to the measure of comparing the current reporting period revenue at constant currency with the reported GAAP revenue for the comparable reporting period of the prior year.

However, we also believe that data on constant currency period-over-period changes have limitations, particularly as the currency effects that are eliminated could constitute a significant element of our revenue and could significantly impact our performance. We therefore limit our use of constant currency period-over-period changes to a measure for the impact of currency fluctuations on the translation of local currency revenue into U.S. dollars. We do not evaluate our results and performance without considering both period-over-period changes in non-GAAP constant currency revenue on the one hand and changes in revenue prepared in accordance with GAAP on the other. We caution the readers of this press release to follow a similar approach by considering revenue on constant currency period-over-period changes only in addition to, and not as a substitute for, or superior to, changes in revenue prepared in accordance with GAAP.

Adjusted EBITDA is defined as net loss adjusted for interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, investment income, unrealized (gain)/loss on investments, foreign currency (gain)/loss, gain on insurance claim, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events.

Management believes that adjusted EBITDA provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Company’s board of directors utilize adjusted EBITDA to gain a better understanding of Cryoport's comparative operating performance from period to period and as a basis for planning and forecasting future periods. Adjusted EBITDA is also a significant performance measure used by Cryoport in connection with its incentive compensation programs. Management believes adjusted EBITDA, when read in conjunction with Cryoport's GAAP financials, is useful to investors because it provides a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, helps identify trends in Cryoport's underlying business and in performing related trend analyses, and it provides a better understanding of how management plans and measures Cryoport's underlying business.

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Cryoport, Inc. and Subsidiaries
Reconciliation of GAAP net loss to adjusted EBITDA
(unaudited)
	Three Months Ended March 31,
	2024	2023
(in thousands)
GAAP net loss	$(18,895)	$(5,574)
Non-GAAP adjustments to net loss:
Depreciation and amortization expense	7,469	6,404
Acquisition and integration costs	114	1,257
Investment income	(2,600)	(2,467)
Unrealized loss on investments	(1,737)	(1,424)
Gain on insurance claim	-	(2,642)
Foreign currency (gain)/loss	661	157
Interest expense, net	1,338	1,509
Stock-based compensation expense	5,456	5,184
Change in fair value of contingent consideration	293	46
Income taxes	215	492
Adjusted EBITDA	$(7,686)	$2,942

Cryoport, Inc. and Subsidiaries
Total revenue by type for the three months ended March 31, 2024
(unaudited)
	Life Sciences Services	Life Sciences Products	Total
(in thousands)
Non US-GAAP Constant Currency	$36,781	$17,809	$54,590
As Reported	36,786	17,806	54,592
FX Impact [$]	5	(3)	2
FX Impact [%]	0.0%	(0.0%)	0.0%

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